News Release

Contacts: MEDIA:	ANALYSTS:
Kevin Heine	Valerie Haertel
(212) 635-1590	(212) 635-8529
kevin.heine@bnymellon.com	valerie.haertel@bnymellon.com

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $820 MILLION OR $0.74 PER COMMON SHARE

•	Earnings per common share up 16% year-over-year on an adjusted basis (a)

GENERATED MORE THAN 370 BASIS POINTS OF POSITIVE OPERATING LEVERAGE YEAR-OVER-YEAR ON AN ADJUSTED BASIS (a)

•	Total revenue up 1% on an adjusted basis (a)

◦	Net interest revenue up 5%

•	Total noninterest expense decreased 3% on an adjusted basis (a)

RESULTS DEMONSTRATE CONTINUING FOCUS ON BUSINESS IMPROVEMENT PROCESS

•	Enhancing client service delivery

•	Investing in technology platforms for future revenue growth

•	Ongoing investments in risk management and regulatory compliance

EXECUTING ON CAPITAL PLAN AND RETURN OF VALUE TO COMMON SHAREHOLDERS

•	Repurchased 15.8 million common shares for $690 million in the third quarter of 2015

•	Return on tangible common equity of 21% in the third quarter of 2015 (b)

NEW YORK, October 20, 2015 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported third quarter net income applicable to common shareholders of $820 million, or $0.74 per diluted common share. In the third quarter of 2014, net income applicable to common shareholders was $1.07 billion, or $0.93 per diluted common share, or $734 million, or $0.64 per diluted common share, adjusted for the gains on sales of our investment in Wing Hang Bank Limited (“Wing Hang”) and the One Wall Street building, net of litigation and restructuring charges. In the second quarter of 2015, net income applicable to common shareholders was $830 million, or $0.73 per diluted common share, or $868 million, or $0.77 per diluted common share, adjusted for litigation and restructuring charges. (b)

“Our third quarter results reflect our focus on delivering significant value to our shareholders in all market environments. We are executing on our strategic priorities, which helped us to generate more than 370 basis points of positive operating leverage year-over-year and to remain on track to achieve the three-year targets we shared on

_________________________________________________________________________________

(a)	See pages 3-4 for the Non-GAAP adjustments.

(b)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of these Non-GAAP measures.

BNY Mellon 3Q15 Earnings Release

Investor Day a year ago. We are enhancing our risk management and regulatory compliance practices, investing in technology platforms for the future and have onboarded employees associated with two strategic relationships while simultaneously controlling expenses,” Gerald L. Hassell, chairman and chief executive officer of BNY Mellon, said.

“Our business improvement process designed to leverage our scale and expertise is succeeding in enhancing service quality, improving productivity, and driving sustainable improvements in our profitability. We are focused on deepening our client relationships through delivery of a superior client experience while maintaining our pricing discipline when competing in the marketplace. This quarter, we completed the move to our new corporate headquarters, ahead of schedule, creating an open environment that supports innovation and collaboration,” Mr. Hassell added.

“We returned more than $875 million to our shareholders in the form of share repurchases and dividends during the quarter while achieving a 21 percent return on tangible common equity,” Mr. Hassell concluded.

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 20, 2015. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. Earnings materials will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on Oct. 20, 2015. Replays of the conference call and audio webcast will be available beginning Oct. 20, 2015 at approximately 2 p.m. EDT through Nov. 20, 2015 by dialing (866) 511-1893 (U.S.) or (203) 369-1948 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

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BNY Mellon 3Q15 Earnings Release

THIRD QUARTER 2015 FINANCIAL HIGHLIGHTS (a)
(comparisons are 3Q15 vs. 3Q14 unless otherwise stated)

•Earnings

	Earnings per share				Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	3Q15		3Q14	Inc	3Q15	3Q14	Inc
GAAP results	$0.74		$0.93		$820	$1,070
Less: Gain on the sale of our investment in Wing Hang	N/A		0.27		N/A	315
Gain on the sale of the One Wall Street building	N/A		0.18		N/A	204
Add: Litigation and restructuring charges	0.01		0.16		8	183
Non-GAAP results	$0.74	(a)	$0.64	16%	$828	$734	13%

(a)	Does not foot due to rounding.
N/A - Not applicable.

•
Total revenue was $3.8 billion, a decrease of 18%, or an increase of 1% (Non-GAAP), excluding the impact of 3Q14 gains on the sales of our equity investment in Wing Hang and the One Wall Street building.

-    Investment services fees increased 2% reflecting net new business and organic growth, primarily in Global Collateral Services, Broker-Dealer Services and Asset Servicing, and higher clearing services revenue, partially offset by the unfavorable impact of a stronger U.S. dollar.
-    Investment management and performance fees decreased 6%, or 2% on a constant currency basis (Non-GAAP), driven by lower performance fees, lower equity market values, net outflows and the sale of Meriten Investment Management GmbH (“Meriten”), partially offset by the impact of the 1Q15 acquisition of Cutwater Asset Management (“Cutwater”) and strategic initiatives. (a)
-    Foreign exchange revenue increased 17% driven by higher volatility and volumes.
-    Financing-related fees increased $27 million driven by higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity and higher underwriting fees.
-    Investment and other income decreased $831 million driven by the gains on the sales of our equity investment in Wing Hang and our One Wall Street building, both recorded in 3Q14.
-    Net interest revenue increased $38 million driven by higher securities and loans due to higher deposits and a shift out of cash, and lower interest expense incurred on deposits.

•
Noninterest expense was $2.7 billion, a decrease of 10%, or 3% (Non-GAAP) excluding litigation and restructuring charges. Noninterest expense was lower in nearly all categories, reflecting the favorable impact of a stronger U.S. dollar and the benefit of the business improvement process which focuses on reducing structural costs.

•	Generated more than 370 basis points of positive operating leverage year-over-year on an adjusted basis.

•	Effective tax rate of 25.4%.

•Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
-    AUC/A of $28.5 trillion, increased 1% reflecting net new business, partially offset by the unfavorable impact of a stronger U.S. dollar and lower equity market values.
--    Estimated new AUC/A wins in Asset Servicing of $84 billion in 3Q15.
-    AUM of $1.63 trillion, flat reflecting higher market values, the Cutwater acquisition and net new business offset by the unfavorable impact of a stronger U.S. dollar.
--    Net long-term outflows totaled $5 billion in 3Q15 driven by index, equity and fixed income investments, partially offset by liability-driven and alternative investments.
--    Net short-term outflows totaled $10 billion in 3Q15.

•Capital
-    Repurchased 15.8 million common shares for $690 million in 3Q15.
-    Return on tangible common equity of 21% in 3Q15 (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures. Non-GAAP excludes the gains on the sales of our investment in Wing Hang and the One Wall Street building, net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, M&I, litigation and restructuring charges, and the benefit primarily related to a tax carryback claim, if applicable.

Note: In the table above and throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q15 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						3Q15 vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Revenue:
Fee and other revenue	$3,053	$3,067	$3,012	$2,935	$3,851	—%	(21)%
(Loss) income from consolidated investment management funds	(22)	40	52	42	39
Net interest revenue	759	779	728	712	721	(3)	5
Total revenue – GAAP	3,790	3,886	3,792	3,689	4,611	(2)	(18)
Less: Net (loss) income attributable to noncontrolling interests related to consolidated investment management funds	(5)	37	31	24	23
Gain on the sale of our investment in Wing Hang	—	—	—	—	490
Gain on the sale of the One Wall Street building	—	—	—	—	346
Total revenue – Non-GAAP	3,795	3,849	3,761	3,665	3,752	(1)	1
Provision for credit losses	1	(6)	2	1	(19)
Expense:
Noninterest expense – GAAP	2,680	2,727	2,700	3,524	2,968	(2)	(10)
Less: Amortization of intangible assets	66	65	66	73	75
M&I, litigation and restructuring charges (recoveries)	11	59	(3)	800	220
Total noninterest expense – Non-GAAP	2,603	2,603	2,637	2,651	2,673	—	(3)
Income:
Income before income taxes	1,109	1,165	1,090	164	1,662	(5)%	N/M
Provision (benefit) for income taxes	282	276	280	(93)	556
Net income	$827	$889	$810	$257	$1,106
Net loss (income) attributable to noncontrolling interests (a)	6	(36)	(31)	(24)	(23)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	833	853	779	233	1,083
Preferred stock dividends	(13)	(23)	(13)	(24)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$820	$830	$766	$209	$1,070

Key Metrics:
Pre-tax operating margin (b)	29%	30%	29%	4%	36%
Non-GAAP (b)	31%	33%	30%	28%	29%

Return on common equity (annualized) (b)	9.1%	9.4%	8.8%	2.2%	11.6%
Non-GAAP (b)	9.7%	10.3%	9.2%	7.7%	8.5%

Return on tangible common equity (annualized) – Non-GAAP (b)	20.8%	21.5%	20.3%	5.9%	26.2%
Non-GAAP adjusted (b)	21.0%	22.5%	20.2%	16.3%	18.4%

Fee revenue as a percentage of total revenue excluding net securities gains	80%	79%	79%	79%	83%

Percentage of non-U.S. total revenue (c)	37%	36%	36%	35%	43%

Average common shares and equivalents outstanding:
Basic	1,098,003	1,113,790	1,118,602	1,120,672	1,126,946
Diluted	1,105,645	1,122,135	1,126,306	1,129,040	1,134,871

Period end:
Full-time employees	51,300	50,700	50,500	50,300	50,900
Book value per common share – GAAP (b)	$32.59	$32.28	$31.89	$32.09	$32.77
Tangible book value per common share – Non-GAAP (b)	$15.16	$14.86	$14.82	$14.70	$15.30
Cash dividends per common share	$0.17	$0.17	$0.17	$0.17	$0.17
Common dividend payout ratio	23%	23%	25%	94%	18%
Closing stock price per common share	$39.15	$41.97	$40.24	$40.57	$38.73
Market capitalization	$42,789	$46,441	$45,130	$45,366	$43,599
Common shares outstanding	1,092,953	1,106,518	1,121,512	1,118,228	1,125,710
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Non-GAAP excludes the gains on the sales of our investment in Wing Hang and the One Wall Street building, net (loss) income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges (recoveries). See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures.

(c)	Includes fee revenue, net interest revenue and (loss) income from consolidated investment management funds, net of net loss (income) attributable to noncontrolling interests.
N/M – Not meaningful.

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BNY Mellon 3Q15 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							3Q15 vs.
	3Q15		2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,700		$1,717	$1,686	$1,620	$1,609
Net inflows (outflows):
Long-term:
Equity	(4)		(13)	(5)	(5)	(2)
Fixed income	(3)		(2)	3	4	—
Index	(10)		(9)	8	1	(3)
Liability-driven investments (b)	11		5	8	24	19
Alternative investments	1		3	1	2	—
Total long-term inflows (outflows)	(5)		(16)	15	26	14
Short term:
Cash	(10)		(11)	1	6	18
Total net inflows (outflows)	(15)		(27)	16	32	32
Net market/currency impact/acquisition	(60)		10	15	34	(21)
Ending balance of AUM	$1,625	(c)	$1,700	$1,717	$1,686	$1,620	(4)%	—%

AUM at period end, by product type: (a)
Equity	14%		15%	15%	15%	16%
Fixed income	13		13	12	12	13
Index	20		21	22	21	21
Liability-driven investments (b)	32		30	30	30	28
Alternative investments	4		4	4	4	4
Cash	17		17	17	18	18
Total AUM	100%	(c)	100%	100%	100%	100%

Investment Management:
Average loans (in millions)	$12,779		$12,298	$11,634	$11,124	$10,772	4%	19%
Average deposits (in millions)	$15,282		$14,638	$15,217	$14,602	$13,762	4%	11%

Investment Services:
Average loans (in millions)	$38,025		$38,264	$37,699	$35,448	$33,785	(1)%	13%
Average deposits (in millions)	$230,153		$237,193	$234,183	$228,282	$221,734	(3)%	4%

AUC/A at period end (in trillions) (d)	$28.5	(c)	$28.6	$28.5	$28.5	$28.3	—%	1%

Market value of securities on loan at period end (in billions) (e)	$288		$283	$291	$289	$282	2%	2%

Asset servicing:
Estimated new business wins (AUC/A) (in billions) (f)	$84	(c)	$933	$125	$168	$154

Depositary Receipts:
Number of sponsored programs	1,176		1,206	1,258	1,279	1,302	(2)%	(10)%

Clearing services:
Global DARTS volume (in thousands)	246		242	261	242	209	2%	18%
Average active clearing accounts (U.S. platform) (in thousands)	6,107		6,046	5,979	5,900	5,805	1%	5%
Average long-term mutual fund assets (U.S. platform) (in millions)	$447,287		$466,195	$456,954	$450,305	$442,827	(4)%	1%
Average investor margin loans (U.S. platform) (in millions)	$11,806		$11,890	$11,232	$10,711	$9,861	(1)%	20%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,142		$2,174	$2,153	$2,101	$2,063	(1)%	4%

(a)
Excludes securities lending cash management assets and assets managed in the Investment Services business. In 3Q15, prior period AUM was restated to reflect the reclassification of Meriten from the Investment Management business to the Other segment.

(b)	Includes currency overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.0 trillion at Sept. 30, 2015, $1.1 trillion at June 30, 2015, March 31, 2015 and Dec. 31, 2014 and $1.2 trillion at Sept. 30, 2014.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015, $69 billion at March 31, 2015 and $65 billion at Dec. 31, 2014 and Sept. 30, 2014.

(f)
Beginning with 3Q15, estimated new business wins are determined based on finalization of the contract as compared to the prior methodology of receipt of a mandate.  Prior periods have been restated for comparative purposes.

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BNY Mellon 3Q15 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics						3Q15 vs.
	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
S&P 500 Index (a)	1920	2063	2068	2059	1972	(7)%	(3)%
S&P 500 Index – daily average	2027	2102	2064	2009	1976	(4)	3
FTSE 100 Index (a)	6062	6521	6773	6566	6623	(7)	(8)
FTSE 100 Index – daily average	6399	6920	6793	6526	6756	(8)	(5)
MSCI World Index (a)	1582	1736	1741	1710	1698	(9)	(7)
MSCI World Index – daily average	1691	1780	1726	1695	1733	(5)	(2)
Barclays Capital Global Aggregate BondSM Index (a)(b)	346	342	348	357	361	1	(4)
NYSE and NASDAQ share volume (in billions)	206	185	187	198	173	11	19
JPMorgan G7 Volatility Index – daily average (c)	9.93	10.06	10.40	8.54	6.21	(1)	60
Average Fed Funds effective rate	0.13%	0.13%	0.11%	0.10%	0.09%	—	4 bps
Foreign exchange rates vs. U.S. dollar:
British pound - average rate	$1.55	$1.53	$1.51	$1.58	$1.67	1%	(7)%
Euro - average rate	1.11	1.11	1.13	1.25	1.33	—	(17)

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 3Q15 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						3Q15 vs.
(dollars in millions)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Investment services fees:
Asset servicing (a)	$1,057	$1,060	$1,038	$1,019	$1,025	—%	3%
Clearing services	345	347	344	347	337	(1)	2
Issuer services	313	234	232	193	315	34	(1)
Treasury services	137	144	137	145	142	(5)	(4)
Total investment services fees	1,852	1,785	1,751	1,704	1,819	4	2
Investment management and performance fees	829	878	867	885	881	(6)	(6)
Foreign exchange and other trading revenue	179	187	229	151	153	(4)	17
Financing-related fees	71	58	40	43	44	22	61
Distribution and servicing	41	39	41	43	44	5	(7)
Total fee revenue excluding investment and other income	2,972	2,947	2,928	2,826	2,941	1	1
Investment and other income	59	104	60	78	890	(43)	N/M
Total fee revenue	3,031	3,051	2,988	2,904	3,831	(1)	(21)
Net securities gains	22	16	24	31	20	N/M	N/M
Total fee and other revenue	$3,053	$3,067	$3,012	$2,935	$3,851	—%	(21)%

(a)	Asset servicing fees include securities lending revenue of $38 million in 3Q15, $49 million in 2Q15, $43 million in 1Q15 and $37 million in both 4Q14 and 3Q14.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.1 billion, an increase of 3% year-over-year and flat sequentially. The year-over-year increase primarily reflects organic growth in the Global Collateral Services, Broker-Dealer Services and Asset Servicing businesses, and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar. Sequentially, organic growth and net new business were offset by lower securities lending revenue and lower market values.

•
Clearing services fees were $345 million, an increase of 2% year-over-year and a decrease of 1% sequentially. The year-over-year increase was primarily driven by higher mutual fund and asset-based fees.

•
Issuer services fees were $313 million, a decrease of 1% year-over-year and an increase of 34% sequentially. The year-over-year decrease primarily reflects lower fees in Depositary Receipts and the unfavorable impact of a stronger U.S. dollar in Corporate Trust, partially offset by net new business in Corporate Trust. The sequential increase primarily reflects seasonally higher fees in Depositary Receipts.

•	Treasury services fees were $137 million, a decrease of 4% year-over-year and 5% sequentially. Both decreases primarily reflect lower payment volumes.

•
Investment management and performance fees were $829 million, a decrease of 6% both year-over-year and sequentially. On a constant currency basis (Non-GAAP), investment management and performance fees decreased 2% year-over-year, primarily driven by lower performance fees, lower equity market values and net outflows, partially offset by the impact of the 1Q15 acquisition of Cutwater and strategic initiatives. Sequentially, investment management and performance fees decreased 6% primarily reflecting lower equity market values, net outflows and seasonally lower performance fees. Both decreases also reflect the sale of Meriten in July 2015.

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BNY Mellon 3Q15 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
	Foreign exchange	$180	$181	$217	$165	$154
	Other trading revenue (loss)	(1)	6	12	(14)	(1)
	Total foreign exchange and other trading revenue	$179	$187	$229	$151	$153

Foreign exchange and other trading revenue totaled $179 million in 3Q15 compared with $153 million in 3Q14 and $187 million in 2Q15. In 3Q15, foreign exchange revenue totaled $180 million, an increase of 17% year-over-year and a decrease of 1% sequentially. The year-over-year increase primarily reflects higher volatility and volumes.

•
Financing-related fees were $71 million in 3Q15 compared with $44 million in 3Q14 and $58 million in 2Q15. The year-over-year increase primarily reflects higher fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity. Both increases also reflect higher underwriting fees.

•	Investment and other income (loss)
	(in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
	Corporate/bank-owned life insurance	$32	$31	$33	$37	$34
	Expense reimbursements from joint venture	16	17	14	15	13
	Seed capital gains (losses) (a)	7	2	16	—	(1)
	Private equity gains (losses)	1	3	(3)	1	2
	Lease residual gains (losses)	—	54	(1)	5	5
	Equity investment revenue (loss)	(6)	(7)	(4)	(5)	(9)
	Asset-related gains (losses)	(9)	1	3	20	836
	Other income	18	3	2	5	10
	Total investment and other income	$59	$104	$60	$78	$890

(a)
Does not include the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests.

Investment and other income was $59 million in 3Q15 compared with $890 million in 3Q14 and $104 million in 2Q15. The year-over-year decrease primarily reflects the gains on the sales of our equity investment in Wing Hang and our One Wall Street building, both recorded in 3Q14. The sequential decrease primarily reflects lower leasing gains.

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BNY Mellon 3Q15 Earnings Release

NET INTEREST REVENUE

Net interest revenue						3Q15 vs.
(dollars in millions)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15		3Q14
Net interest revenue (non-FTE)	$759	$779	$728	$712	$721	(3)%		5%
Net interest revenue (FTE) – Non-GAAP	773	794	743	726	736	(3)		5
Net interest margin (FTE)	0.98%	1.00%	0.97%	0.91%	0.94%	(2	) bps	4	bps

Selected average balances:
Cash/interbank investments	$130,090	$125,626	$123,647	$140,599	$139,278	4%		(7)%
Trading account securities	2,737	3,253	3,046	3,922	5,435	(16)		(50)
Securities	121,188	128,641	123,476	117,243	112,055	(6)		8
Loans	61,657	61,076	57,935	56,844	54,835	1		12
Interest-earning assets	315,672	318,596	308,104	318,608	311,603	(1)		1
Interest-bearing deposits	169,753	170,716	159,520	163,149	164,233	(1)		3
Noninterest-bearing deposits	85,046	84,890	89,592	85,330	82,334	—		3

Selected average yields/rates:
Cash/interbank investments	0.32%	0.34%	0.35%	0.31%	0.38%
Trading account securities	2.74	2.63	2.46	2.64	2.36
Securities	1.60	1.57	1.55	1.54	1.56
Loans	1.56	1.51	1.55	1.58	1.61
Interest-earning assets	1.08	1.08	1.07	1.02	1.05
Interest-bearing deposits	0.02	0.02	0.04	0.03	0.06

Average cash/interbank investments as a percentage of average interest-earning assets	41%	39%	40%	44%	45%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	27%	27%	29%	27%	26%
FTE – fully taxable equivalent.
bps – basis points.

KEY POINTS

•
Net interest revenue totaled $759 million in 3Q15, an increase of $38 million compared with 3Q14 and a decrease of $20 million sequentially. The year-over-year increase primarily reflects higher securities and loans due to higher deposits and a shift out of cash, and lower interest expense on deposits. The sequential decrease primarily reflects lower average securities and the impact of interest rate hedging activities.

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BNY Mellon 3Q15 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						3Q15 vs.
(dollars in millions)	3Q15	2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Staff:
Compensation	$905	$877	$871	$893	$909	3%	—%
Incentives	326	349	425	319	340	(7)	(4)
Employee benefits	206	208	189	206	228	(1)	(10)
Total staff	1,437	1,434	1,485	1,418	1,477	—	(3)
Professional, legal and other purchased services	301	299	302	390	323	1	(7)
Software and equipment	226	228	228	235	234	(1)	(3)
Net occupancy	152	149	151	150	154	2	(1)
Distribution and servicing	95	96	98	102	107	(1)	(11)
Sub-custodian	65	75	70	70	67	(13)	(3)
Business development	59	72	61	75	61	(18)	(3)
Other	268	250	242	211	250	7	7
Amortization of intangible assets	66	65	66	73	75	2	(12)
M&I, litigation and restructuring charges	11	59	(3)	800	220	N/M	N/M
Total noninterest expense – GAAP	$2,680	$2,727	$2,700	$3,524	$2,968	(2)%	(10)%

Total staff expense as a percentage of total revenue	38%	37%	39%	38%	32%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,603	$2,603	$2,637	$2,651	$2,673	—%	(3)%
N/M - Not meaningful.

KEY POINTS

•	Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP) decreased 3% year-over-year and was unchanged sequentially.

•
The year-over-year decrease reflects lower expenses in all categories, except other expense. The lower expenses primarily reflect the favorable impact of a stronger U.S. dollar, lower legal and consulting expenses and the benefit of the business improvement process which focuses on reducing structural costs. The decrease was partially offset by higher consulting expenses associated with regulatory requirements.

•
Total staff expense decreased 3% year-over-year primarily reflecting the favorable impact of a stronger U.S. dollar, the impact of curtailing the U.S. pension plan and lower incentive expense, partially offset by the annual employee merit increase and higher severance expense.

•	Sequentially, the annual employee merit increase and higher severance and other expenses were offset by lower incentive, business development and sub-custodian expenses.

Page - 10

BNY Mellon 3Q15 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2015, the fair value of our investment securities portfolio totaled $120 billion. The net unrealized pre-tax gain on our total securities portfolio was $1.05 billion at Sept. 30, 2015 compared with $752 million at June 30, 2015. The increase in the net unrealized pre-tax gain was primarily driven by a decline in interest rates. At Sept. 30, 2015, the fair value of the held-to-maturity securities totaled $43.8 billion and represented 36% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	June 30, 2015		3Q15 change in unrealized gain (loss)	Sept. 30, 2015			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$50,018		$252	$49,563	$49,850		101%	$287		100%	—%	—%	—%	—%
U.S. Treasury	24,222		11	23,548	23,642		100	94		100	—	—	—	—
Sovereign debt/sovereign guaranteed	18,516		79	17,545	17,674		101	129		76	1	23	—	—
Non-agency RMBS (b)	2,040		(24)	1,548	1,938		81	390		—	1	2	90	7
Non-agency RMBS	1,024		1	955	973		94	18		2	8	20	69	1
European floating rate notes	1,737		(15)	1,660	1,634		98	(26)		71	21	—	8	—
Commercial MBS	5,888		(7)	5,715	5,730		100	15		95	4	1	—	—
State and political subdivisions	4,548		20	4,258	4,334		102	76		80	17	—	—	3
Foreign covered bonds	2,723		(7)	2,329	2,379		102	50		100	—	—	—	—
Corporate bonds	1,802		2	1,802	1,822		101	20		19	69	12	—	—
CLO	2,245		(10)	2,297	2,291		100	(6)		100	—	—	—	—
U.S. Government agencies	1,856		5	1,569	1,572		100	3		100	—	—	—	—
Consumer ABS	3,348		(10)	3,138	3,129		100	(9)		100	—	—	—	—
Other (c)	3,008		—	3,047	3,055		100	8		48	—	49	—	3
Total investment securities	$122,975	(d)	$297	$118,974	$120,023	(d)	100%	$1,049	(d)(e)	91%	2%	5%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1.7 billion and $1.5 billion and money market funds with a fair value of $779 million and $770 million at June 30, 2015 and Sept. 30, 2015, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $71 million at June 30, 2015 and $417 million at Sept. 30, 2015.

(e)	Unrealized gains of $714 million at Sept. 30, 2015 related to available-for-sale securities.

Page - 11

BNY Mellon 3Q15 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Loans:
Other residential mortgages	$103	$110	$113
Wealth management loans and mortgages	12	11	13
Commercial real estate	1	1	4
Commercial	—	—	13
Total nonperforming loans	116	122	143
Other assets owned	7	5	4
Total nonperforming assets (a)	$123	$127	$147
Nonperforming assets ratio	0.20%	0.20%	0.26%
Allowance for loan losses/nonperforming loans	156.0	150.0	133.6
Total allowance for credit losses/nonperforming loans	241.4	227.9	201.4

(a)
Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $79 million at Sept. 30, 2014. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above. In 2Q15, BNY Mellon adopted the new accounting guidance included in ASU 2015-02, Consolidations. As a result, we deconsolidated substantially all of the loans of consolidated investment management funds retroactively to Jan. 1, 2015.

Nonperforming assets were $123 million at Sept. 30, 2015, a decrease of $4 million compared with $127 million at June 30, 2015, primarily in the other residential mortgage portfolio.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
Allowance for credit losses - beginning of period	$278	$283	$311
Provision for credit losses	1	(6)	(19)
Net (charge-offs) recoveries:
Financial institutions	—	1	—
Other residential mortgages	1	—	1
Commercial	—	—	(4)
Foreign	—	—	(1)
Net (charge-offs) recoveries	1	1	(4)
Allowance for credit losses - end of period	$280	$278	$288
Allowance for loan losses	$181	$183	$191
Allowance for lending-related commitments	99	95	97

The allowance for credit losses was $280 million at Sept. 30, 2015, an increase of $2 million compared with $278 million at June 30, 2015.

Page - 12

BNY Mellon 3Q15 Earnings Release

CAPITAL AND LIQUIDITY

The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in, and credit risk asset risk-weightings using the U.S. capital rules’ advanced approaches framework (the “Advanced Approach”) as the related risk-weighted assets (“RWA”) were higher when calculated under the Advanced Approach at Sept. 30, 2015, June 30, 2015 and Dec. 31, 2014. Our risk-based capital adequacy is determined using the higher of RWA determined using the Advanced Approach and the U.S. capital rules’ standardized approach (the “Standardized Approach”). The leverage capital ratios are based on Basel III components of capital, as phased-in and quarterly average total assets. Our consolidated capital ratios are shown in the following table.

Capital ratios	Sept. 30, 2015	June 30, 2015	Dec. 31, 2014
Consolidated regulatory capital ratios: (a)(b)
CET1 ratio	10.5%	10.9%	11.2%
Tier 1 capital ratio	11.9	12.5	12.2
Total (Tier 1 plus Tier 2) capital ratio	12.2	12.8	12.5
Leverage capital ratio	5.9	5.8	5.6
BNY Mellon shareholders’ equity to total assets ratio – GAAP (c)	10.1	9.7	9.7
BNY Mellon common shareholders’ equity to total assets ratio – GAAP (c)	9.4	9.0	9.3
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.2	6.2	6.5

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)
Estimated CET1 ratio:
Standardized Approach	9.9	10.0	10.6
Advanced Approach	9.3	9.9	9.8
Estimated supplementary leverage ratio (“SLR”) (d)	4.8	4.6	4.4

(a)	Regulatory capital ratios for Sept. 30, 2015 are preliminary.

(b)
At Sept. 30, 2015 and June 30, 2015, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Basel III Standardized Approach were 11.2%, 12.7% and 13.2%, and 11.3%, 12.9%, and 13.4%, respectively. At Dec. 31, 2014, the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios determined under the transitional Standardized Approach were 15.0%, 16.3% and 16.9%, and were calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using Basel I-based requirements.

(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for a reconciliation of these ratios.

(d)	The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 4.6% at Sept. 30, 2015.

Estimated Basel III CET1 generation presented on a fully phased-in basis – Non-GAAP – preliminary
(in millions)	3Q15
Estimated fully phased-in Basel III CET1 – Non-GAAP – Beginning of period	$15,931
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	820
Goodwill and intangible assets, net of related deferred tax liabilities	227
Gross Basel III CET1 generated	1,047
Capital deployed:
Dividends	(190)
Common stock repurchased	(690)
Total capital deployed	(880)
Other comprehensive (loss)	(130)
Additional paid-in capital (a)	90
Other (primarily embedded goodwill)	19
Total other deductions	(21)
Net Basel III CET1 generated	146
Estimated fully phased-in Basel III CET1 – Non-GAAP – End of period	$16,077
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.

Page - 13

BNY Mellon 3Q15 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and ratios to those capital components and ratios determined on a phased-in basis (referred to as the “Transitional Approach”).

Basel III capital components and ratios at Sept. 30, 2015 – preliminary	Fully phased-in Basel III - Non-GAAP	Transitional Approach (a)
(dollars in millions)
CET1:
Common shareholders’ equity	$35,618	$36,143
Goodwill and intangible assets	(19,050)	(17,401)
Net pension fund assets	(106)	(42)
Equity method investments	(356)	(300)
Deferred tax assets	(20)	(8)
Other	(9)	(5)
Total CET1	16,077	18,387
Other Tier 1 capital:
Preferred stock	2,552	2,552
Trust preferred securities	—	76
Disallowed deferred tax assets	—	(12)
Net pension fund assets	—	(4)
Other	(22)	(86)
Total Tier 1 capital	18,607	20,913

Tier 2 capital:
Trust preferred securities	—	227
Subordinated debt	249	249
Allowance for credit losses	280	280
Other	(7)	(7)
Total Tier 2 capital - Standardized Approach	522	749
Excess of expected credit losses	30	30
Less: Allowance for credit losses	280	280
Total Tier 2 capital - Advanced Approach	$272	$499

Total capital:
Standardized Approach	$19,129	$21,662
Advanced Approach	$18,879	$21,412

Risk-weighted assets:
Standardized Approach	$162,769	$164,520
Advanced Approach	$173,747	$175,634

Standardized Approach:
Estimated Basel III CET1 ratio	9.9%	11.2%
Tier 1 capital ratio	11.4	12.7
Total (Tier 1 plus Tier 2) capital ratio	11.8	13.2

Advanced Approach:
Estimated Basel III CET1 ratio	9.3%	10.5%
Tier 1 capital ratio	10.7	11.9
Total (Tier 1 plus Tier 2) capital ratio	10.9	12.2
(a)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2015 under the U.S. capital rules.

BNY Mellon has presented its estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR are intended to allow investors to compare these ratios with estimates presented by other companies. The estimated fully phased-in Basel III CET1 and other risk-based capital ratios assume certain regulatory approvals. The U.S. capital rules require approval by banking regulators of certain models used as part of RWA calculations. If these models are not approved, the estimated fully phased-in Basel III CET1 and other risk-based capital ratios would likely be adversely impacted.

Page - 14

BNY Mellon 3Q15 Earnings Release

RWA at June 30, 2015 and Dec. 31, 2014 for credit risk under the estimated fully phased-in Advanced Approach reflects the use of a simple value-at-risk methodology for repo-style transactions (including agented indemnified securities lending transactions), eligible margin loans, and similar transactions. The estimated fully phased-in Advanced Approach RWA at Sept. 30, 2015 no longer assumes the use of this methodology.

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the components of our estimated SLR using fully phased-in Basel III components of capital.

Estimated fully phased-in SLR – Non-GAAP (a) (dollars in millions)	Sept. 30, 2015	(b)	June 30, 2015	Dec. 31, 2014
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$16,077		$15,931	$15,931
Additional Tier 1 capital	2,530		2,545	1,550
Total Tier 1 capital	$18,607		$18,476	$17,481

Total leverage exposure:
Quarterly average total assets	$373,453		$378,279	$385,232
Less: Amounts deducted from Tier 1 capital	19,532		19,779	19,947
Total on-balance sheet assets, as adjusted	353,921		358,500	365,285
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	8,358		9,222	11,376
Repo-style transaction exposures included in SLR	362		6,589	302
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	27,482		27,251	21,850
Total off-balance sheet exposures	36,202		43,062	33,528
Total leverage exposure	$390,123		$401,562	$398,813

Estimated fully phased-in SLR – Non-GAAP	4.8%	(c)	4.6%	4.4%

(a)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs.

(b)	Sept. 30, 2015 information is preliminary.

(c)	The estimated SLR on a fully phased-in basis (Non-GAAP) for our largest bank subsidiary, The Bank of New York Mellon, was 4.6% at Sept. 30, 2015.

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became effective Jan. 1, 2015 and require BNY Mellon to meet an LCR of 80%, increasing annually by 10% increments until fully phased-in on Jan. 1, 2017, at which time we will be required to meet an LCR of 100%. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of Sept. 30, 2015 based on our current understanding of the U.S. LCR rules.

REVIEW OF BUSINESSES

Segment results are subject to reclassification whenever improvements are made in the measurement principles or when organizational changes are made. On July 31, 2015, BNY Mellon completed the sale of Meriten Investment Management GmbH (“Meriten”), a German-based investment management boutique. In the third quarter of 2015, we reclassified the results of Meriten from the Investment Management business to the Other segment. The reclassifications did not impact the consolidated results. All prior periods have been restated.

Page - 15

BNY Mellon 3Q15 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							3Q15 vs.
	3Q15		2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Revenue:
Investment management fees:
Mutual funds	$301		$312	$301	$306	$315	(4)%	(4)%
Institutional clients	347		363	365	364	370	(4)	(6)
Wealth management	156		160	159	157	158	(3)	(1)
Investment management fees	804		835	825	827	843	(4)	(5)
Performance fees	7		20	15	40	22	N/M	(68)
Investment management and performance fees	811		855	840	867	865	(5)	(6)
Distribution and servicing	37		38	38	39	40	(3)	(8)
Other (a)	(2)		20	45	6	15	N/M	N/M
Total fee and other revenue (a)	846		913	923	912	920	(7)	(8)
Net interest revenue	83		78	74	69	69	6	20
Total revenue	929		991	997	981	989	(6)	(6)
Noninterest expense (ex. amortization of intangible assets)	668		703	710	716	715	(5)	(7)
Income before taxes (ex. amortization of intangible assets)	261		288	287	265	274	(9)	(5)
Amortization of intangible assets	24		25	24	29	29	(4)	(17)
Income before taxes	$237		$263	$263	$236	$245	(10)%	(3)%

Pre-tax operating margin	26%		27%	26%	24%	25%
Adjusted pre-tax operating margin (b)	34%		34%	34%	33%	33%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,700		$1,717	$1,686	$1,620	$1,609
Net inflows (outflows):
Long-term:
Equity	(4)		(13)	(5)	(5)	(2)
Fixed income	(3)		(2)	3	4	—
Index	(10)		(9)	8	1	(3)
Liability-driven investments (d)	11		5	8	24	19
Alternative investments	1		3	1	2	—
Total long-term inflows (outflows)	(5)		(16)	15	26	14
Short term:
Cash	(10)		(11)	1	6	18
Total net inflows (outflows)	(15)		(27)	16	32	32
Net market/currency impact/acquisition	(60)		10	15	34	(21)
Ending balance of AUM	$1,625	(e)	$1,700	$1,717	$1,686	$1,620	(4)%	—%

AUM at period end, by product type: (c)
Equity	14%		15%	15%	15%	16%
Fixed income	13		13	12	12	13
Index	20		21	22	21	21
Liability-driven investments (d)	32		30	30	30	28
Alternative investments	4		4	4	4	4
Cash	17		17	17	18	18
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$12,779		$12,298	$11,634	$11,124	$10,772	4%	19%
Average deposits	$15,282		$14,638	$15,217	$14,602	$13,762	4%	11%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 25 for the reconciliation of this Non-GAAP measure.

(c)
Excludes securities lending cash management assets and assets managed in the Investment Services business. In 3Q15, prior period AUM was restated to reflect the reclassification of Meriten from the Investment Management business to the Other segment.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 16

BNY Mellon 3Q15 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Assets under management were $1.63 trillion at Sept. 30, 2015, unchanged year-over-year and a decrease of 4% sequentially. Year-over-year, higher market values, the Cutwater acquisition and net new business offset the unfavorable impact of a stronger U.S. dollar. The sequential decrease primarily resulted from lower equity market values.

•	Net long-term outflows were $5 billion in 3Q15 driven by index, equity and fixed income investments, partially offset by liability-driven and alternative investments.

•	Net short-term outflows were $10 billion in 3Q15.

•	Income before taxes excluding amortization of intangible assets decreased 5% year-over-year and 9% on a sequential basis.

•
Total revenue was $929 million, a decrease of 6% both year-over-year and sequentially. The year-over-year decrease primarily reflects the unfavorable impact of a stronger U.S. dollar. Both decreases also reflect seed capital losses, lower equity market values and net outflows, partially offset by higher net interest revenue.

•	42% non-U.S. revenue in 3Q15 vs. 43% in 3Q14.

•
Investment management fees were $804 million, a decrease of 5% year-over-year, or flat on a constant currency basis (Non-GAAP). On a constant currency basis (Non-GAAP), investment management fees reflect the impact of the 1Q15 acquisition of Cutwater and strategic initiatives, offset by lower equity market values and net outflows. Sequentially, investment management fees decreased 4% primarily reflecting lower equity market values and net outflows.

•	Performance fees were $7 million in 3Q15 compared with $22 million in 3Q14 and $20 million in 2Q15.

•	Other losses were $2 million in 3Q15 compared with other revenue of $15 million in 3Q14 and other revenue of $20 million in 2Q15. Both decreases primarily reflect seed capital losses.

•	Net interest revenue increased 20% year-over-year and 6% sequentially. Both increases primarily reflect higher internal crediting rates for deposits and record high average loans and deposits.

•	Average loans increased 19% year-over-year and 4% sequentially; average deposits increased 11% year-over-year and 4% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets) decreased 7% year-over-year and 5% sequentially. The year-over-year decrease primarily reflects the favorable impact of a stronger U.S. dollar, lower incentives and distribution and servicing expenses and the business improvement process, partially offset by strategic initiatives. The sequential decrease primarily reflects lower incentives.

Page - 17

BNY Mellon 3Q15 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

(dollars in millions, unless otherwise noted)							3Q15 vs.
	3Q15		2Q15	1Q15	4Q14	3Q14	2Q15	3Q14
Revenue:
Investment services fees:
Asset servicing	$1,031		$1,035	$1,013	$992	$998	—%	3%
Clearing services	345		346	342	346	336	—	3
Issuer services	312		234	231	193	314	33	(1)
Treasury services	135		141	135	142	139	(4)	(3)
Total investment services fees	1,823		1,756	1,721	1,673	1,787	4	2
Foreign exchange and other trading revenue	177		179	209	165	159	(1)	11
Other (a)	87		85	63	70	59	2	47
Total fee and other revenue	2,087		2,020	1,993	1,908	2,005	3	4
Net interest revenue	628		636	599	573	583	(1)	8
Total revenue	2,715		2,656	2,592	2,481	2,588	2	5
Noninterest expense (ex. amortization of intangible assets)	1,822		1,840	1,794	2,509	1,831	(1)	—
Income (loss) before taxes (ex. amortization of intangible assets)	893		816	798	(28)	757	9	18
Amortization of intangible assets	41		40	41	43	44	3	(7)
Income (loss) before taxes	$852		$776	$757	$(71)	$713	10%	19%

Pre-tax operating margin	31%		29%	29%	(3)%	28%
Pre-tax operating margin (ex. amortization of intangible assets)	33%		31%	31%	(1)%	29%

Investment services fees as a percentage of noninterest expense (b)	101%		98%	96%	93%	100%

Securities lending revenue	$30		$40	$34	$28	$27	(25)%	11%

Metrics:
Average loans	$38,025		$38,264	$37,699	$35,448	$33,785	(1)%	13%
Average deposits	$230,153		$237,193	$234,183	$228,282	$221,734	(3)%	4%

AUC/A at period end (in trillions) (c)	$28.5	(d)	$28.6	$28.5	$28.5	$28.3	—%	1%
Market value of securities on loan at period end (in billions) (e)	$288		$283	$291	$289	$282	2%	2%

Asset servicing:
Estimated new business wins (AUC/A) (in billions) (f)	$84	(d)	$933	$125	$168	$154

Depositary Receipts:
Number of sponsored programs	1,176		1,206	1,258	1,279	1,302	(2)%	(10)%

Clearing services:
Global DARTS volume (in thousands)	246		242	261	242	209	2%	18%
Average active clearing accounts (U.S. platform) (in thousands)	6,107		6,046	5,979	5,900	5,805	1%	5%
Average long-term mutual fund assets (U.S. platform)	$447,287		$466,195	$456,954	$450,305	$442,827	(4)%	1%
Average investor margin loans (U.S. platform)	$11,806		$11,890	$11,232	$10,711	$9,861	(1)%	20%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,142		$2,174	$2,153	$2,101	$2,063	(1)%	4%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.

(c)	Includes the AUC/A of CIBC Mellon of $1.0 trillion at Sept. 30, 2015, $1.1 trillion at June 30, 2015, March 31, 2015 and Dec. 31, 2014 and $1.2 trillion at Sept. 30, 2014.

(d)	Preliminary.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $61 billion at Sept. 30, 2015, $68 billion at June 30, 2015, $69 billion at March 31, 2015 and $65 billion at Dec. 31, 2014 and Sept. 30, 2014.

(f)
Beginning with 3Q15, estimated new business wins are determined based on finalization of the contract as compared to the prior methodology of receipt of a mandate.  Prior periods have been restated for comparative purposes.

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BNY Mellon 3Q15 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income (loss) before taxes excluding amortization of intangible assets totaled $893 million, an increase of 18% year-over-year and 9% sequentially.

•
The pre-tax operating margin excluding amortization of intangible assets was 33% in 3Q15 and the investment services fees as a percentage of noninterest expense was 101% in 3Q15, reflecting the continued focus on driving operating leverage.

•	Investment services fees totaled $1.8 billion, an increase of 2% year-over-year and 4% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $1.03 billion in 3Q15 compared with $998 million in 3Q14 and $1.04 billion in 2Q15. The year-over-year increase primarily reflects organic growth in the Global Collateral Services, Broker-Dealer Services and Asset Servicing businesses, and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar. Sequentially, organic growth and net new business were offset by lower securities lending revenue and lower market values.

--    Estimated new business wins (AUC/A) in Asset Servicing of $84 billion in 3Q15.

•
Clearing services fees were $345 million in 3Q15 compared with $336 million in 3Q14 and $346 million in 2Q15. The year-over-year increase was primarily driven by higher mutual fund and asset-based fees.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $312 million in 3Q15 compared with $314 million in 3Q14 and $234 million in 2Q15. The year-over-year decrease primarily reflects lower fees in Depositary Receipts and the unfavorable impact of a stronger U.S. dollar in Corporate Trust, partially offset by net new business in Corporate Trust. The sequential increase primarily reflects seasonally higher fees in Depositary Receipts.

•	Treasury services fees were $135 million in 3Q15 compared with $139 million in 3Q14 and $141 million in 2Q15. Both decreases primarily reflect lower payment volumes.

•
Foreign exchange and other trading revenue was $177 million in 3Q15 compared with $159 million in 3Q14 and $179 million in 2Q15. The year-over-year increase primarily reflects higher volatility and volumes.

•
Net interest revenue was $628 million in 3Q15 compared with $583 million in 3Q14 and $636 million in 2Q15. The year-over-year increase primarily reflects higher average deposits and higher internal crediting rates for deposits. The sequential decrease primarily reflects lower average deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $1.82 billion in 3Q15 compared with $1.83 billion in 3Q14 and $1.84 billion in 2Q15. The year-over-year decrease primarily reflects lower litigation and consulting expenses, as well as the favorable impact of a stronger U.S. dollar, partially offset by higher staff expense. The sequential decrease primarily reflects lower litigation expense, partially offset by higher staff expense.

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BNY Mellon 3Q15 Earnings Release

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(dollars in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
Revenue:
Fee and other revenue	$103	$137	$117	$133	$942
Net interest revenue	48	65	55	70	69
Total revenue	151	202	172	203	1,011
Provision for credit losses	1	(6)	2	1	(19)
Noninterest expense (ex. amortization of intangible assets, M&I and restructuring charges (recoveries))	125	110	134	226	290
Income (loss) before taxes (ex. amortization of intangible assets, M&I and restructuring charges (recoveries))	25	98	36	(24)	740
Amortization of intangible assets	1	—	1	1	2
M&I and restructuring charges (recoveries)	(2)	8	(4)	—	57
Income (loss) before taxes	$26	$90	$39	$(25)	$681

Average loans and leases	$10,853	$10,514	$8,602	$10,272	$10,278

KEY POINTS

•
Total fee and other revenue decreased $839 million compared with 3Q14 and $34 million compared with 2Q15. The year-over-year decrease primarily reflects the gains on the sales of our equity investment in Wing Hang and our One Wall Street building, both recorded in 3Q14. The sequential decrease primarily reflects lower leasing gains.

•	Net interest revenue decreased $21 million compared with 3Q14 and $17 million compared with 2Q15. Both decreases reflect higher internal crediting rates to the businesses for deposits.

•
Noninterest expense, excluding amortization of intangible assets, M&I and restructuring charges (recoveries), decreased $165 million compared with 3Q14 and increased $15 million compared with 2Q15. The year-over-year decrease primarily reflects lower litigation expense and the impact of curtailing the U.S. pension plan. The sequential increase was primarily driven by the annual employee merit increase and higher severance.

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BNY Mellon 3Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Fee and other revenue
Investment services fees:
Asset servicing	$1,057	$1,060	$1,025	$3,155	$3,056
Clearing services	345	347	337	1,036	988
Issuer services	313	234	315	779	775
Treasury services	137	144	142	418	419
Total investment services fees	1,852	1,785	1,819	5,388	5,238
Investment management and performance fees	829	878	881	2,574	2,607
Foreign exchange and other trading revenue	179	187	153	595	419
Financing-related fees	71	58	44	169	126
Distribution and servicing	41	39	44	121	130
Investment and other income	59	104	890	223	1,134
Total fee revenue	3,031	3,051	3,831	9,070	9,654
Net securities gains	22	16	20	62	60
Total fee and other revenue	3,053	3,067	3,851	9,132	9,714
Operations of consolidated investment management funds
Investment (loss) income	(6)	46	123	96	402
Interest of investment management fund note holders	16	6	84	26	281
(Loss) income from consolidated investment management funds	(22)	40	39	70	121
Net interest revenue
Interest revenue	838	847	809	2,492	2,432
Interest expense	79	68	88	226	264
Net interest revenue	759	779	721	2,266	2,168
Provision for credit losses	1	(6)	(19)	(3)	(49)
Net interest revenue after provision for credit losses	758	785	740	2,269	2,217
Noninterest expense
Staff	1,437	1,434	1,477	4,356	4,427
Professional, legal and other purchased services	301	299	323	902	949
Software and equipment	226	228	234	682	707
Net occupancy	152	149	154	452	460
Distribution and servicing	95	96	107	289	326
Sub-custodian	65	75	67	210	216
Business development	59	72	61	192	193
Other	268	250	250	760	820
Amortization of intangible assets	66	65	75	197	225
Merger and integration, litigation and restructuring charges	11	59	220	67	330
Total noninterest expense	2,680	2,727	2,968	8,107	8,653
Income
Income before income taxes	1,109	1,165	1,662	3,364	3,399
Provision for income taxes	282	276	556	838	1,005
Net income	827	889	1,106	2,526	2,394
Net loss (income) attributable to noncontrolling interests (includes $5, $(37), $(23), $(63) and $(60) related to consolidated investment management funds, respectively)	6	(36)	(23)	(61)	(60)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	833	853	1,083	2,465	2,334
Preferred stock dividends	(13)	(23)	(13)	(49)	(49)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$820	$830	$1,070	$2,416	$2,285

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BNY Mellon 3Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation (in millions)	Quarter ended			Year-to-date

	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$820	$830	$1,070	$2,416	$2,285
Less: Earnings allocated to participating securities	6	9	20	34	43
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$814	$821	$1,050	$2,382	$2,242

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation (in thousands)	Quarter ended			Year-to-date
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Basic	1,098,003	1,113,790	1,126,946	1,110,056	1,133,006
Diluted	1,105,645	1,122,135	1,134,871	1,117,975	1,139,718

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (in dollars)	Quarter ended			Year-to-date
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Basic	$0.74	$0.74	$0.93	$2.15	$1.98
Diluted	$0.74	$0.73	$0.93	$2.13	$1.97

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BNY Mellon 3Q15 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Sept. 30, 2015	June 30, 2015	Dec. 31, 2014

Assets
Cash and due from:
Banks	$8,234	$8,353	$6,970
Interest-bearing deposits with the Federal Reserve and other central banks	82,426	103,137	96,682
Interest-bearing deposits with banks	20,002	19,179	19,495
Federal funds sold and securities purchased under resale agreements	28,901	23,930	20,302
Securities:
Held-to-maturity (fair value of $43,758, $43,438 and $21,127)	43,423	43,426	20,933
Available-for-sale	76,682	79,608	98,330
Total securities	120,105	123,034	119,263
Trading assets	6,645	7,568	9,881
Loans	63,309	63,138	59,132
Allowance for loan losses	(181)	(183)	(191)
Net loans	63,128	62,955	58,941
Premises and equipment	1,361	1,412	1,394
Accrued interest receivable	530	574	607
Goodwill	17,679	17,807	17,869
Intangible assets	3,914	4,000	4,127
Other assets	22,149	21,074	20,490
Subtotal assets of operations	375,074	393,023	376,021
Assets of consolidated investment management funds, at fair value:
Trading assets	2,087	2,012	8,678
Other assets	210	219	604
Subtotal assets of consolidated investment management funds, at fair value	2,297	2,231	9,282
Total assets	$377,371	$395,254	$385,303
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$101,111	$114,810	$104,240
Interest-bearing deposits in U.S. offices	54,073	58,312	53,236
Interest-bearing deposits in Non-U.S. offices	111,584	111,308	108,393
Total deposits	266,768	284,430	265,869
Federal funds purchased and securities sold under repurchase agreements	8,824	10,020	11,469
Trading liabilities	4,756	5,418	7,434
Payables to customers and broker-dealers	22,236	22,050	21,181
Commercial paper	—	—	—
Other borrowed funds	648	706	786
Accrued taxes and other expenses	6,457	6,522	6,903
Other liabilities (includes allowance for lending-related commitments of $99, $95 and $89)	5,890	5,427	5,025
Long-term debt	21,430	20,375	20,264
Subtotal liabilities of operations	337,009	354,948	338,931
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	1,072	770	7,660
Other liabilities	91	112	9
Subtotal liabilities of consolidated investment management funds, at fair value	1,163	882	7,669
Total liabilities	338,172	355,830	346,600
Temporary equity
Redeemable noncontrolling interests	247	244	229
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 25,826, 25,826 and 15,826 shares	2,552	2,552	1,562
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,310,436,554, 1,308,181,033 and 1,290,222,821 shares	13	13	13
Additional paid-in capital	25,168	25,078	24,626
Retained earnings	19,525	18,895	17,683
Accumulated other comprehensive loss, net of tax	(2,355)	(2,225)	(1,634)
Less: Treasury stock of 217,483,962, 201,663,375 and 171,995,262 common shares, at cost	(6,733)	(6,043)	(4,809)
Total The Bank of New York Mellon Corporation shareholders’ equity	38,170	38,270	37,441
Nonredeemable noncontrolling interests of consolidated investment management funds	782	910	1,033
Total permanent equity	38,952	39,180	38,474
Total liabilities, temporary equity and permanent equity	$377,371	$395,254	$385,303

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BNY Mellon 3Q15 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in Basel III CET1 and other risk-based capital ratios, SLR and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, a gain on the sale of our investment in Wing Hang and a gain on the sale of the One Wall Street building; and expense measures which exclude M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Earnings per share, return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Return on equity measures also exclude the benefit primarily related to a tax carryback claim. Operating margin measures may also exclude amortization of intangible assets and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain charges as a result of prior transactions. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of revenue growth on a constant currency basis permits investors to assess the significance of changes in foreign currency exchange rates. Growth rates on a constant currency basis were determined by applying the current period foreign currency exchange rates to the prior period revenue. BNY Mellon believes that this presentation, as a supplement to GAAP information, gives investors a clearer picture of the related revenue results without the variability caused by fluctuations in foreign currency exchange rates.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as

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BNY Mellon 3Q15 Earnings Release

described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	3Q15		2Q15		1Q15		4Q14	3Q14
Income before income taxes – GAAP	$1,109		$1,165		$1,090		$164	$1,662
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(5)		37		31		24	23
Gain on the sale of our investment in Wing Hang	—		—		—		—	490
Gain on the sale of the One Wall Street building	—		—		—		—	346
Add: Amortization of intangible assets	66		65		66		73	75
M&I, litigation and restructuring charges (recoveries)	11		59		(3)		800	220
Income before income taxes, as adjusted – Non-GAAP (a)	$1,191		$1,252		$1,122		$1,013	$1,098

Fee and other revenue – GAAP	$3,053		$3,067		$3,012		$2,935	$3,851
(Loss) income from consolidated investment management funds – GAAP	(22)		40		52		42	39
Net interest revenue – GAAP	759		779		728		712	721
Total revenue – GAAP	3,790		3,886		3,792		3,689	4,611
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(5)		37		31		24	23
Gain on the sale of our investment in Wing Hang	—		—		—		—	490
Gain on the sale of the One Wall Street building	—		—		—		—	346
Total revenue, as adjusted – Non-GAAP (a)	$3,795		$3,849		$3,761		$3,665	$3,752

Pre-tax operating margin (b)	29%	(c)	30%	(c)	29%	(c)	4%	36%
Pre-tax operating margin – Non-GAAP (a)(b)	31%	(c)	33%	(c)	30%	(c)	28%	29%

(a)
Non-GAAP excludes net income attributable to noncontrolling interests of consolidated investment management funds, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, amortization of intangible assets and M&I, litigation and restructuring charges (recoveries), if applicable.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis these investments would increase revenue and income before taxes by $53 million for 3Q15, $52 million for 2Q15 and $64 million for 1Q15 and would increase our pre-tax operating margin by approximately 1.0% for 3Q15, 0.9% for 2Q15 and 1.2% for 1Q15.

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BNY Mellon 3Q15 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$820	$830	$766	$209	$1,070
Add: Amortization of intangible assets, net of tax	43	44	43	47	49
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	863	874	809	256	1,119
Less: Gain on the sale of our investment in Wing Hang	—	—	—	—	315
Gain on the sale of the One Wall Street building	—	—	—	—	204
Benefit primarily related to a tax carryback claim	—	—	—	150	—
Add: M&I, litigation and restructuring charges (recoveries)	8	38	(2)	608	183
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$871	$912	$807	$714	$783

Average common shareholders’ equity	$35,588	$35,516	$35,486	$36,859	$36,751
Less: Average goodwill	17,742	17,752	17,756	17,924	18,109
Average intangible assets	3,962	4,031	4,088	4,174	4,274
Add: Deferred tax liability – tax deductible goodwill (b)	1,379	1,351	1,362	1,340	1,317
Deferred tax liability – intangible assets (b)	1,164	1,179	1,200	1,216	1,230
Average tangible common shareholders’ equity – Non-GAAP	$16,427	$16,263	$16,204	$17,317	$16,915

Return on common equity – GAAP (c)	9.1%	9.4%	8.8%	2.2%	11.6%
Return on common equity – Non-GAAP (a)(c)	9.7%	10.3%	9.2%	7.7%	8.5%

Return on tangible common equity – Non-GAAP (a)(c)	20.8%	21.5%	20.3%	5.9%	26.2%
Return on tangible common equity – Non-GAAP adjusted (a)(c)	21.0%	22.5%	20.2%	16.3%	18.4%

(a)
Non-GAAP excludes amortization of intangible assets, net of tax, the gains on the sales of our investment in Wing Hang and the One Wall Street building, the benefit primarily related to a tax carryback claim and M&I, litigation and restructuring charges, if applicable.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Annualized.

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BNY Mellon 3Q15 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$38,170	$38,270	$37,328	$37,441	$38,451
Less: Preferred stock	2,552	2,552	1,562	1,562	1,562
BNY Mellon common shareholders’ equity at period end – GAAP	35,618	35,718	35,766	35,879	36,889
Less: Goodwill	17,679	17,807	17,663	17,869	17,992
Intangible assets	3,914	4,000	4,047	4,127	4,215
Add: Deferred tax liability – tax deductible goodwill (a)	1,379	1,351	1,362	1,340	1,317
Deferred tax liability – intangible assets (a)	1,164	1,179	1,200	1,216	1,230
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$16,568	$16,441	$16,618	$16,439	$17,229

Total assets at period end – GAAP	$377,371	$395,254	$392,337	$385,303	$386,296
Less: Assets of consolidated investment management funds	2,297	2,231	1,681	9,282	9,562
Subtotal assets of operations – Non-GAAP	375,074	393,023	390,656	376,021	376,734
Less: Goodwill	17,679	17,807	17,663	17,869	17,992
Intangible assets	3,914	4,000	4,047	4,127	4,215
Cash on deposit with the Federal Reserve and other central banks (b)	86,426	106,628	93,044	99,901	90,978
Tangible total assets of operations at period end – Non-GAAP	$267,055	$264,588	$275,902	$254,124	$263,549

BNY Mellon shareholders’ equity to total assets ratio – GAAP	10.1%	9.7%	9.5%	9.7%	10.0%
BNY Mellon common shareholders’ equity to total assets ratio – GAAP	9.4%	9.0%	9.1%	9.3%	9.5%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP	6.2%	6.2%	6.0%	6.5%	6.5%

Period-end common shares outstanding (in thousands)	1,092,953	1,106,518	1,121,512	1,118,228	1,125,710

Book value per common share – GAAP	$32.59	$32.28	$31.89	$32.09	$32.77
Tangible book value per common share – Non-GAAP	$15.16	$14.86	$14.82	$14.70	$15.30

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
(Loss) income from consolidated investment management funds	$(22)	$40	$52	$42	$39
Less: Net (loss) income attributable to noncontrolling interests of consolidated investment management funds	(5)	37	31	24	23
(Loss) income from consolidated investment management funds, net of noncontrolling interests	$(17)	$3	$21	$18	$16

The following table presents the impact of changes in foreign currency exchange rates on our consolidated investment management and performance fees.

Investment management and performance fees – Consolidated			3Q15 vs.
(dollars in millions)	3Q15	3Q14	3Q14
Investment management and performance fees – GAAP	$829	$881	(6)%
Impact of changes in foreign currency exchange rates	—	(39)
Investment management and performance fees, as adjusted – Non-GAAP	$829	$842	(2)%

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BNY Mellon 3Q15 Earnings Release

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

(Loss) income from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
Investment management fees	$3	$4	$1	$15	$15
Other (Investment (loss) income)	(20)	(1)	20	3	1
(Loss) income from consolidated investment management funds, net of noncontrolling interests	$(17)	$3	$21	$18	$16

The following table presents the impact of changes in foreign currency exchange rates on investment management fees reported in the Investment Management segment.

Investment management fees - Investment Management business			3Q15 vs.
(dollars in millions)	3Q15	3Q14	3Q14
Investment management fees – GAAP	$804	$843	(5)%
Impact of changes in foreign currency exchange rates	—	(37)
Investment management fees, as adjusted – Non-GAAP	$804	$806	—%

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	3Q15	2Q15	1Q15	4Q14	3Q14
Income before income taxes – GAAP	$237	$263	$263	$236	$245
Add: Amortization of intangible assets	24	25	24	29	29
Money market fee waivers	28	29	33	33	30
Income before income taxes excluding amortization of intangible assets and money market fee waivers – Non-GAAP	$289	$317	$320	$298	$304

Total revenue – GAAP	$929	$991	$997	$981	$989
Less: Distribution and servicing expense	94	95	97	101	105
Money market fee waivers benefiting distribution and servicing expense	35	37	38	37	37
Add: Money market fee waivers impacting total revenue	63	66	71	70	67
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$863	$925	$933	$913	$914

Pre-tax operating margin (a)	26%	27%	26%	24%	25%
Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers and net of distribution and servicing expense – Non-GAAP (a)	34%	34%	34%	33%	33%
(a)    Income before taxes divided by total revenue.

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BNY Mellon 3Q15 Earnings Release

DIVIDENDS

Common – On Oct. 20, 2015, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.17 per common share. This cash dividend is payable on Nov. 13, 2015 to shareholders of record as of the close of business on Nov. 2, 2015.

Preferred – On Oct. 20, 2015, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in December 2015, in each case payable on Dec. 21, 2015 to holders of record as of the close of business on Dec. 5, 2015:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock);

•	$2,250.00 per share on the Series D Preferred Stock (equivalent to $22.50 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock); and

•	$3,190.00 per share on the Series E Preferred Stock (equivalent to $31.90 per depositary share, each representing a 1/100th interest in a share of the Series E Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Sept. 30, 2015, BNY Mellon had $28.5 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding our capital plans; strategic priorities; initiatives in Investment Services and Investment Management; and our business improvement process. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 20, 2015, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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